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                                                                  EXHIBIT 10(gg)

                            HEWLETT-PACKARD COMPANY

                             EMPLOYMENT AGREEMENT


     This Agreement is made as of the 17th day of July, 1999 by and between Hewlett-Packard Company (the "Company"), and Carleton S. Fiorina (the "Executive").

1.   Duties and Scope of Employment.
     ------------------------------

     (a)  Positions; Duties.  During the Employment Term (as defined in Section
2), the Company shall employ Executive as the President and Chief Executive Officer of the Company. Executive shall report solely and directly to the Board of Directors of the Company (the "Board"). All other employees of the Company shall report to Executive or her designee and not directly to the Board. During the Employment Term, Executive shall have such responsibilities, duties and authorities as commensurate with chief executive officers of public entities of similar size and, in particular, shall be, in addition to being responsible for the operations of the Company, the chief external representative of the Company. The role and responsibilities of the Chairman of the Company shall be limited to chairing the Board and mentoring and counseling the Chief Executive Officer when and as requested by her and such other matters as the Chairman and Executive may agree, and within thirty (30) days after the Employment Commencement Date, the By-laws of the Company shall be amended accordingly. The Board shall, in good faith, consider Executive's advice and recommendations, if any, in connection with any appointments or nominations to the Board. For so long as Executive remains President and Chief Executive Officer of the Company, the Board will
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nominate Executive to the Board and, if elected, Executive shall serve in such capacity without additional consideration.

     (b) Obligations. During the Employment Term, Executive shall devote substantially all of her business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may (i) serve in any capacity with any professional, community, industry, civic, educational or charitable organization, (ii) serve as a member of corporate boards of directors on which Executive currently serves and, with the consent of the Board (which consent shall not be unreasonably withheld or delayed), other corporate boards of directors and (iii) manage her and her family's personal investments and legal affairs so long as such activities do not materially interfere with the discharge of Executive's duties.

2.   Employment Term.  The Company hereby agrees to employ Executive and
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Executive hereby accepts employment, in accordance with the terms and conditions set forth herein, commencing on July 17, 1999 (the "Employment Commencement Date"). The period of Executive's employment hereunder is referred to herein as the "Employment Term." Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company's obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without Cause or Good Reason and for any or no cause or reason, at the option of either the Company or Executive.

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3.   Compensation/Benefits.  During the Employment Term, the Company shall pay
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and provide Executive the following:

     (a) Cash Compensation. As compensation for her services to the Company, Executive shall receive a base salary ("Base Salary") and shall be eligible to receive additional variable compensation. As of the Employment Commencement Date, Executive's annualized Base Salary shall be $1,000,000, and her annual variable compensation amount shall be targeted at no less than $1,250,000 (the "Target Bonus" which, together with the Base Salary, shall be referred to herein as "Target Pay"), with an opportunity to earn up to at least $3,750,000 in annual variable compensation. Except as provided herein, during the Employment Term, Executive's Base Salary and variable compensation for the fiscal year of the Company shall be determined in accordance with the Company's 1999 Variable Pay Plan as in effect as of the Employment Commencement Date, as amended, or any successor plan (the "Variable Pay Plan"). During the Employment Term, the Compensation Committee of the Board (the "Compensation Committee") shall review Executive's Base Salary and variable compensation then in effect at least annually and shall increase such amounts as the Compensation Committee may approve. Such Base Salary and variable compensation shall be payable in accordance with the Company's normal payroll practices and, in the case of variable compensation, in accordance with the terms of the Variable Pay Plan, except as otherwise provided herein. No increase in Base Salary shall be used to offset or otherwise reduce any obligations of the Company to Executive hereunder or otherwise.

     (b) Joining Bonus. Within fifteen (15) business days after the Employment Commencement Date, the Company shall pay Executive a one-time lump sum cash payment in the

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amount of $3,000,000, reduced by any annual cash bonus Executive receives from her prior employer for the fiscal year ending September 30, 1999. If such annual cash bonus is paid after Executive receives the aforesaid payment, Executive shall refund to the Company an amount equal to the amount of such annual cash bonus received by her.

     (c)  Fiscal Years 1999 and 2000 Bonuses.

          (i)  Pro-Rated Fiscal Year 1999 Bonus.  Executive shall receive a cash
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bonus on account of, and subject to, her employment with the Company through the end of the Company's 1999 fiscal year equal to $1,250,000 multiplied by a fraction, determined by dividing the number of days from the Employment Commencement Date through the Company's 1999 fiscal year-end, by 365, payable as a single lump sum cash payment in accordance with the normal payment practices under the Variable Pay Plan (the "Guaranteed 1999 Bonus").

          (ii) Fiscal Year 2000 Bonus.  For the Company's 2000 fiscal year,
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subject, except as otherwise provided herein, to her continued employment with the Company through the end of the 2000 fiscal year, Executive shall be guaranteed a minimum bonus of $1,250,000, payable as a single lump sum cash payment in accordance with the normal payment practices under the Variable Pay Plan (the "Guaranteed 2000 Bonus")

     (d)  Equity Compensation.

          (i)  Stock Options.  The Compensation Committee of the Board, which
               -------------
administers the Company's 1995 Incentive Stock Plan (the "1995 Plan"), has awarded Executive, as

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of the Employment Commencement Date, a non-qualified stock option (the "Stock
Option") under the Company's 1995 Plan to purchase a total of 600,000 shares of Company common stock, $1 par value (the "Common Stock"), with a per share exercise price equal to 100% of the fair market value of the Company's Common Stock as of the Employment Commencement Date as determined under the 1995 Plan. The Stock Option is for a term of 10 years (subject to earlier termination as provided in the 1995 Plan. In the case of termination by the Company without Cause, voluntary termination by Executive for Good Reason, death or a Disability Termination, the Stock Option and any other Company stock option then held by Executive shall remain exercisable (to the extent vested on the date of termination) until the earlier of one year from the employment termination date or the expiration of the option. Subject to accelerated vesting as set forth in this Agreement, the Stock Option shall vest and become exercisable as to 25% of the shares originally subject to the Stock Option on each anniversary of the Employment Commencement Date, so as to be 100% vested on the four year anniversary thereof, conditioned upon Executive's continued employment with the Company as of each vesting date. Executive may, but need not, exercise the Stock Option or any other stock option granted to Executive with a loan from the Company in accordance with Section IX of the 1995 Plan. The Stock Option shall in all respects be subject to the terms, definitions and provisions of the 1995 Plan and the standard form of stock option agreement, a copy of which has been given to Executive, as modified by the terms of this Agreement.

          (ii) Restricted Stock.  The Compensation Committee of the Board has
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awarded Executive as of the Employment Commencement Date, 290,000 shares of the
Company's Common Stock under the 1995 Plan (the "Restricted Stock"). Subject to accelerated vesting as set forth in this

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Agreement, the Restricted Stock shall vest (i.e., the forfeiture of the
                                            ----
Restricted Stock upon Executive's termination of employment shall lapse) as to one-third (1/3) of the Restricted Stock shares on each anniversary of the Employment Commencement Date, so as to be 100% vested on the three year anniversary thereof, conditioned upon Executive's continued employment with the Company as of each vesting date. Executive shall be entitled to all cash dividends paid on the Restricted Stock. If there is (i) any stock dividend, stock split or other change in the Restricted Stock, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities attributable to the Restricted Stock shall be included thereafter as "Restricted Stock" for purposes of this Agreement. The Restricted Stock shall in all respects be subject to the terms, definitions and provisions of the 1995 Plan and the standard form of restricted stock agreement, a copy of which has been given to Executive, as modified by the terms of this Agreement.

          (iii) Restricted Share Units.
                ----------------------

                (A) As of the Employment Commencement Date, the Company shall credit Executive's account on the books of the Company with 290,000 "restricted share units" (the "Restricted Units"). The Restricted Units may not be sold, assigned, exchanged, pledged or otherwise transferred and are subject to the Forfeiture Restrictions (as hereinafter defined). In the event of a termination of employment prior to the lapse of the Forfeiture Restrictions, Executive shall, for no consideration, forfeit to the Company all Restricted Units to the extent then subject to the Forfeiture Restrictions. The forfeiture of Restricted Units upon such a termination of employment is herein referred to as "Forfeiture Restrictions." Except as otherwise provided herein,

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the Forfeiture Restrictions shall lapse as to one-third (1/3) of the Restricted
Units on each anniversary of the Employment Commencement Date, so as to be 100% vested on the three year anniversary thereof, conditioned upon Executive's continued employment with the Company as of each vesting date.

                (B) If on any date the Company shall pay any dividend on the Common Stock (other than a dividend payable in Common Stock), the number of Restricted Units credited to Executive shall as of such date be increased by an amount equal to: (x) the product of the number of Restricted Units credited to Executive as of the record date for such dividend multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board), divided by (y) the fair market value of a share of Common Stock on the payment date of such dividend as determined under the 1995 Plan.

                In the case of any dividend declared on Common Stock which is payable in Common Stock, the number of Restricted Units credited to Executive shall be increased by a number equal to the product of (x) the aggregate number of Restricted Units that have been credited to Executive through the related dividend record date multiplied by (y) the number of shares Common Stock (including any fraction thereof) payable as a dividend on a share of Common Stock. In the event of any change in the number or kind of outstanding shares of Common Stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Common Stock (other than a dividend payable in Common Stock) the Company shall make an appropriate adjustment in the number and terms of the Restricted Units credited to Executive so that,

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after such adjustment, the Restricted Units shall represent a right to receive the same consideration (or if such consideration is not available, other consideration of the same value) that Executive would have received in connection with such recapitalization, reorganization, merger, consolidation, stock split or any similar change if she had owned on the applicable record date a number of shares of Common Stock equal to the number of Restricted Units credited to Executive's account prior to such adjustment.

                (C) On the first to occur of the fifth (5th) anniversary of the Employment Commencement Date, the date of any termination of employment, or the first date on which occurs a Change of Control, the Company shall pay to Executive a number of shares of Common Stock equal to the aggregate number of vested Restricted Units credited to Executive as of such date.

          (iv) When Executive incurs tax liability in connection with the exercise of the Stock Option or options, Restricted Stock or Restricted Units, Executive may elect to satisfy her resulting withholding tax obligation by having the Company retain shares of Common Stock having a fair market value equal to the Company's minimum withholding tax obligation.

          (v)   Ongoing Awards.  Executive shall fully participate in annual
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restricted stock and stock option grants and any other long-term incentive program at levels commensurate with her position.

          (vi)  Registration.  At all times, the Company shall maintain
                ------------
registrations on Form S-8 or another applicable form so that the Restricted Stock, Common Stock issued in connection

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with Restricted Units or upon exercise of the Stock Option or other options or other equity awards are immediately saleable by Executive on the public market (subject to the non-registration limitations of applicable laws).

     (e) Employee Benefits. Executive shall, to the extent eligible, be entitled to participate at a level commensurate with her position in all employee benefit welfare and retirement plans and programs, as well as equity plans, provided by the Company to its senior executives in accordance with the terms thereof as in effect from time to time. Such plans and programs currently include, without limitation, the 1995 Plan, the Variable Pay Plan, the Employee Stock Purchase Plan, the Tax Saving Capital Accumulation Plan, the Retirement Plan, the Deferred Profit-Sharing Plan, the Excess Benefit Retirement Plan, the Executive Deferred Compensation Plan, financial counseling program, automobile program, group term life insurance plan, comprehensive health, major medical, dental insurance plans and short-term and long-term disability plans.

     (f) Perquisites. The Company shall provide to Executive, at the Company's cost, all perquisites to which other senior executives of the Company are entitled to receive and such other perquisites which are suitable to the character of Executive's position with the Company and adequate for the performance of her duties hereunder but not less than the level being provided on the date hereof to her predecessor as Chief Executive Officer except as otherwise required because of changes in law. To the extent consistent with the Company's past practice, the Company shall not treat such amounts as income to Executive.

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     (g)  Business and Entertainment Expenses.  Upon submission of appropriate documentation in accordance with its policies in effect from time to time, the Company shall pay or reimburse Executive for all business expenses which Executive incurs in performing her duties under this Agreement, including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which Executive participates in accordance with the Company's policies in effect from time to time.

     (h) Flexible Time Off. Executive shall be entitled to paid time off in accordance with the standard written policies of the Company with regard to senior executives, but in no event less than twenty-five (25) days, per calendar year.

     (i) Relocation. Executive shall be entitled to relocation benefits pursuant to the Company's relocation benefit program, as supplemented by the provisions of the side letter entered into by the Company and Executive.

4.   Termination of Employment.
     -------------------------

     (a) Death or Disability. The Company may terminate Executive's employment for disability in the event Executive has been unable to perform her material duties hereunder for six (6) consecutive months because of physical or mental incapacity by giving Executive notice of such termination while such continuing incapacity continues (a "Disability Termination"). Executive's employment shall automatically terminate on Executive's death. In the event Executive's employment with the Company terminates during the Employment Term by reason of Executive's

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death or a Disability Termination, then upon the date of such termination (i)
any forfeiture provision of any Restricted Stock or Restricted Units shall lapse and Executive shall be fully vested in such Restricted Stock and Restricted Units, (ii) the Stock Option and all other stock option or equity grants to Executive shall vest in full so as to become fully exercisable, (iii) the Company shall promptly pay and provide Executive (or in the event of Executive's death, Executive's estate) (A) any unpaid Base Salary through the date of termination and any accrued vacation, (B) any unpaid bonus accrued with respect to the fiscal year ending on or preceding the date of termination, (C) reimbursement for any unreimbursed expenses incurred through the date of termination and (D) all other payments, benefits or fringe benefits to which Executive may be entitled subject to and in accordance with, the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant and amounts which may become due under Sections 6, 9 and 10 hereof (collectively, items under (iii) are referred to as "Accrued Benefits"),
(iv) the Company shall pay the Guaranteed 1999 Bonus and the Guaranteed 2000 Bonus to the extent not previously paid or paid under (v) below and (v) the Company shall pay to Executive at the time other senior executives are paid under any Variable Pay Plan or cash bonus or long term incentive plan, a pro-rata bonus equal to the amount Executive would have received if employment continued (without any discretionary cutback) multiplied a fraction where the numerator is the number of days in each respective bonus period prior to Executive's termination and the denominator is the number of days in the bonus period (the "Prorated Bonus").

     (b) Termination for Cause. The Company may terminate Executive's employment for Cause. In the event that Executive's employment with the Company is terminated during the

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Employment Term by the Company for Cause, Executive shall not be entitled to any additional payments or benefits hereunder, other than Accrued Benefits (including, but not limited to, any then vested Stock Option, Restricted Stock, Restricted Units or other stock options or equity grants). For the purposes of this Agreement,"Cause" shall mean (i) the willful failure by Executive to attempt to substantially perform her duties with the Company (other than any such failure resulting from her incapacity due to physical or mental impairment), unless any such failure is corrected within thirty (30) days following written notice by the Board that specifically identifies the manner in which the Board believes Executive has substantially not attempted to materially perform her duties or (ii) the willful gross misconduct by Executive with regard to the Company that is materially injurious to the Company. No act, or failure to act, by Executive shall be "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the best interest of the Company. No event shall be deemed the basis for Cause unless Executive is terminated therefor within sixty (60) days after such event is known to the Chairman of the Company, or, if Executive is Chairman, known to the Chairman of any committee of the Board.

          Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without (i) advance written notice provided to Executive not less than fourteen (14) days prior to the date of termination setting forth the Company's intention to consider terminating Executive and including a statement of the proposed date of termination and the specific detailed basis for such consideration of termination for Cause, (ii) an opportunity of Executive, together with her counsel, to be heard before the Board at least ten (10) days after the giving of such notice and prior to the proposed date of termination, (iii) a duly adopted resolution of the Board stating that in accordance

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with the provisions of the next to the last sentence of this paragraph (b), that the actions of Executive constituted Cause and the basis thereof, and (iv) a written determination provided by the Board setting forth the acts and omissions that form the basis of such termination of employment. Any determination by the Board hereunder shall be made by the affirmative vote of at least a two-thirds (2/3) majority of all of the members of the Board (other than Executive). Any purported termination of employment of Executive by the Company which does not meet each and every substantive and procedural requirement of this paragraph (b) shall be treated for all purposes under this Agreement as a termination of employment without Cause.

     (c) Voluntary Termination for Good Reason; Involuntary Termination Other Than for Cause. Executive may terminate her employment for Good Reason at any time within one hundred eighty (180) days after the occurrence of the Good Reason event by written notice to the Company. If Executive's employment with the Company is voluntarily terminated by Executive for "Good Reason" or is involuntarily terminated by the Company other than for "Cause", then, subject to Executive executing and not revoking the Release Agreement attached hereto as Exhibit A (other than with respect to subsections 4(c)(i) and (vii) below), the Company shall pay or provide Executive with the following:

          (i)   any Accrued Benefits;

          (ii)  the Prorated Bonus;

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          (iii) the Guaranteed 1999 Bonus and the Guaranteed 2000 Bonus to the
extent not previously paid or paid under (i) or (ii) above;

          (iv) a severance amount equal to two (2) times Executive's then Target Pay, payable in substantially equal installments over 24 months in accordance with the Company's standard payroll practice; provided, however, that
(i) if Executive competes with the Company or materially violates Sections 7(c) or (d) hereof, any severance payments due thereafter shall cease and be forfeited as of the commencement of such competition, (ii) in the event of a Change of Control after such termination, the unpaid portion of such severance amount, if any, shall be paid to Executive in full in a single lump sum cash payment within fifteen (15) business days following such Change of Control, and
(iii) if such termination occurs in contemplation of, at the time of, or within two (2) years after a Change of Control, Executive shall instead be entitled to a lump sum cash payment within fifteen (15) business days after delivery of the aforesaid release equal to three (3) times the sum of (A) Executive's then Base Salary and (B) the higher of (x) Executive's then current Target Pay and (y) the highest variable pay and annual incentive bonus received by Executive for the two (2) fiscal years last ending prior to such termination. For purposes of this
Section 4(c)(iv), "competition" shall mean engaging in any business that materially competes with the Company.

          (v) to the extent eligible on the date of termination, continued participation, at no additional after tax cost to Executive than Executive would have as an employee, in all welfare plans until two (2) years after the date of termination; provided, however, that if such termination occurs within two (2) years after a Change of Control, Executive shall be entitled to continued participation in all welfare plans for three (3) years rather than two (2) years. In the event Executive obtains other

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employment that offers substantially similar or improved benefits, as to any particular welfare plan, such continuation of coverage by the Company for such benefits under such plan shall immediately cease. To the extent such coverage cannot be provided under the Company's welfare benefit plans without jeopardizing the tax status of such plans, for underwriting reasons or because of the tax impact on Executive, the Company shall pay Executive an amount such that Executive can purchase such benefits separately at no greater after tax cost to Executive than Executive would have had if the benefits were provided to Executive as an employee;

          (vi) in the event such termination occurs in contemplation of, at the time of, or within two (2) years after a Change of Control, three (3) additional years of service and compensation credit (at Executive's then compensation level) for benefit purposes under any defined benefit type retirement plan, including but not limited to any tax-qualified retirement plan and any excess benefit retirement plan if then in effect, and, if Executive is not eligible to receive benefits under any such plan on the date of termination, two (2) additional years of age for determining eligibility to receive such benefits, provided that benefits under any such plan will not commence until Executive actually attains the required distribution age under the plan or Executive's spouse qualifies for death benefits under such plan and further provided that, with regard to any plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the additional amounts may be provided on a nonqualified plan basis.

          (vii) any forfeiture provision of any Restricted Stock or Restricted Unit shall lapse and Executive shall be fully vested in such Restricted Stock and Restricted Unit;

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          (viii) full vesting of 50% of Executive's unvested Stock Option and each traunche of each other grant of stock options or other equity awards, provided that if such termination takes place in contemplation of, at the time of, or within two (2) years after a Change of Control, Executive shall be entitled to full vesting of the Stock Option and all other stock options and equity awards, except that if such Change of Control occurs within one (1) year after the Employment Commencement Date, (A) the foregoing proviso shall not apply and (B) the additional vesting beyond that occurring upon the Change of Control shall not occur if the termination is at the time of or within three (3) months after the Change of Control; and

          (ix) outplacement services at a level commensurate with Executive's position, including use of an executive office and secretary, for a period of one (1) year commencing on Executive's date of termination but in no event extending beyond the date on which Executive commences other full time employment.

     For the purposes of this Agreement "Good Reason" means, without the express written consent of Executive, the occurrence of any of the following events: (i) any reduction or diminution (except temporarily during any period of disability) in Executive's titles or positions, any material diminution in Executive's authority, duties or responsibilities with the Company (it being acknowledged that, in the event any entity becomes the owner (directly or indirectly) of more than 35% of the Common Stock, it shall be Good Reason if Executive is not the Chief Executive Officer of such entity); (ii) a breach by the Company of any material provision of this Agreement, including, but not limited to, a breach of the Company's obligation under Section 1(a), any reduction, (other than a reduction (not to exceed ten percent (10%)) that applies, in equal percentages, to all U.S.

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officers (within the meaning of Section 16 of the Securities Exchange Act of
1934, as amended) of the Company), in Executive's Base Salary or any material failure to timely pay any part of Executive's compensation (including, without limitation, Base Salary, annualized Target Pay and bonus) or to materially provide in the aggregate the level of benefits contemplated herein; (iii) the failure of the Company to obtain and deliver to Executive a satisfactory written agreement from any successor to the Company to assume and agree to perform this Agreement in accordance with Section 8 hereof; or (iv) the failure to appoint or elect Executive to the Board within thirty (30) days of the Employment Commencement Date or at any time thereafter or the removal of Executive therefrom.

     (d) Without Good Reason. Executive may terminate her employment at any time without Good Reason by written notice to the Company. In the event that Executive's employment with the Company is terminated during the Employment Term by Executive without Good Reason, Executive shall not be entitled to any additional payments or benefits hereunder, other than Accrued Benefits (including, but not limited to, any then vested Stock Option, Restricted Stock, Restricted Units or other stock options or equity grants).

     (e) No Mitigation/No Offset. Executive shall not be required to seek other employment or otherwise mitigate the value of any severance benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that Executive may receive from any other source. The amounts payable hereunder shall not be subject to setoff, counterclaim, recoupment, defense or other right which the Company may have against Executive or others.

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5.   Change of Control Vesting Acceleration.  In the event of a "Change of
     --------------------------------------
Control" (as defined below), on the date of such Change of Control (a) any forfeiture provision of any Restricted Stock or Restricted Unit shall lapse and Executive shall be fully vested in such Restricted Stock and Restricted Unit and
(b) 50% of any remaining unvested shares subject to the Stock Option and of each tranche of each other stock option or equity award shall be immediately vested. Following such partial acceleration of the Stock Option or each tranche of each other stock option or equity award, the remaining unvested shares of such Stock Option or tranche shall continue to vest as otherwise provided in the grant.

     For the purposes of this Agreement, "Change of Control" is defined as:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding voting securities; or

          (b) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are directors of the Company as of the date hereof or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

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          (c)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (d) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

          (e) The approval by the stockholders of the Company of a plan of complete liquidation of the Company.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur by reason of the divestiture of the Company's test and measurement and related businesses in connection with the contemplated spin-off of such business or any events directly attributable thereto.

6.   Golden Parachute Excise Tax Gross-Up.
     ------------------------------------

     (a) In the event that Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the "nature of compensation" (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section

280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively the "Company Payments"), and such Company Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority) the Company shall pay to Executive at the time specified in paragraph (d) below an additional amount (the "Gross-up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and for local income or payroll tax upon the Gross-up Payment provided for by this paragraph
(a), but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments.

     (b) For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the "Total Payments") will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company's independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the Code) or tax counsel selected by such accountants (the "Accountants") such Total Payments (in whole or in part) either do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

     (c) For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any U.S. federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to Executive, and interest payable to the Company shall not exceed the interest received or credited to Executive by such tax authority for the period it held such portion.

Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if Executive's claim for refund or credit is denied.

     In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

     (d) The Gross-up Payment or portion thereof provided for in paragraph (c) above shall be paid not later than the thirtieth (30th) day following an event occurring which subjects Executive to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to paragraph (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth (90th) day after the occurrence of the event subjecting Executive to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth (5th) day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

     (e) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, Executive shall permit the Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect Executive, but Executive shall control any other issues. In the event the issues are interrelated, Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree Executive shall make the final determination with regard to the issues.
In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, Executive shall permit the representative of the Company to accompany Executive, and Executive and Executive's representative shall cooperate with the Company and its representative.

     (f)  The Company shall be responsible for all charges of the Accountant.

     (g) The Company and Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Section 6.

7.   Non-Compete; Non-Solicit.
     ------------------------

     (a) The parties hereto recognize that Executive's services are special and unique and that the level of compensation and the provisions herein for compensation under Section 3 are partly in consideration of and conditioned upon Executive's not competing with the Company, and that

Executive's covenant not to compete or solicit as set forth in this Section 7 during and after employment is essential to protect the business and good will of the Company.

     (b) Executive agrees that during the term of employment with the Company and for a period of twenty-four (24) months thereafter (the "Covenant Period"), Executive shall not render services for any of the three (3) organizations designated by the Board in a writing delivered to Executive within thirty (30) days after the Employment Commencement Date (the "Prohibited List"). The Prohibited List may be changed by the Board from time to time (but there may never be more than three (3) entities listed) by written notice to Executive, such notice to be effective only if Executive's commencement of rendering services for such entity is ninety (90) or more days after the giving of such notice. The scope of the non-competition clause under any equity plan, benefit plan or other plan, agreement or arrangement of the Company shall not be deemed to prohibit Executive's actions or, except as provided in Section 4(c) of this Agreement or pursuant to a provision in a Company plan or grant agreement that precludes future vesting or exercisability at the time competition is entered into, serve as a basis for any reduction or forfeiture of benefits or payments thereunder unless such actions violate this Section 7(b) of this Agreement.

     (c) During the Covenant Period, Executive shall not, directly or indirectly, disrupt, damage or interfere with the operation or business of the Company by soliciting or recruiting its employees for Executive or others, but the foregoing shall not prevent Executive from giving references.

     (d) During the Covenant Period, Executive shall not, without prior written authorization from the Company, violate the agreement entered into pursuant to
Section 13 hereof.

     (e) Executive agrees that the Company would suffer an irreparable injury if Executive was to breach the covenants contained in Sections 7(b), (c) or (d) and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and Executive hereby stipulates to the entering of such injunctive relief prohibiting Executive from engaging in such breach.

     (f) If any of the restrictions contained in this Section 7 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 7 in its reduced form for all purposes in the manner contemplated hereby.

8.   Assignment.  This Agreement shall be binding upon and inure to the benefit
     ----------
of (a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company, provided that any successor shall within ten (10) days of such assumption deliver to Executive a written assumption in a form reasonably acceptable to Executive.
Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all of its obligations hereunder. This Agreement may not otherwise be assigned by the Company.

     None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive or as provided in Section 18 hereof. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void; provided, however, that notwithstanding the foregoing, Executive shall be allowed to transfer vested shares subject to the Stock Option or other stock options or equity awards and vested Restricted Stock consistent with the rules for transfers to "family members" as defined in Securities Act Form S-8.

9.   Liability Insurance.
     -------------------

     (a) The Company shall cover Executive under directors and officers liability insurance both during and, while potential liability exists, after the Employment Term in the same amount and to the same extent, if any, as the Company covers its other officers and directors.

     (b) The Company shall during and after the Employment Term indemnify and hold harmless Executive to the fullest extent permitted by applicable law with regard to actions or inactions taken by Executive in the performance of her duties as an officer, director and employee of the Company and its affiliates or as a fiduciary of any benefit plan of the Company and its affiliates.

10.  Payment of Legal Fees.  The Company shall pay Executive's reasonable legal
     ---------------------
and financial consulting fees and costs associated with entering into this Agreement.

11.  Notices.  All notices, requests, demands and other communications called
     -------
for hereunder shall be in writing and shall be deemed given if (a) delivered personally or by facsimile, (b) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (c) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:       Hewlett-Packard Company
                              3000 Hanover Street
                              Palo Alto, CA  94304
                              Attn: General Counsel

     If to Executive:         at the last residential address known by the
                              Company.

12.  Severability.  In the event that any provision hereof becomes or is
     ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

13.  Proprietary Information.  Concurrently with the execution of this
     -----------------------
Agreement, Executive shall enter into a confidentiality and proprietary information agreement with the Company in the form mutually agreed on by the parties (the "Confidentiality Agreement"), provided, however, that the foregoing shall not preclude Executive from complying with due legal process or from removing Company property from the Company's premises in furtherance of her duties and obligations as provided herein.

14.  Entire Agreement.  This Agreement represents the entire agreement and
     ----------------
understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company entered into prior to the date hereof but not any written agreements entered into simultaneous with this Agreement or thereafter.

15.  Arbitration.
     -----------

     (a) Agreement. The Company and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by binding arbitration to be held in Santa Clara, California or such other location agreed by the parties hereto, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

     (b) Governing Law. The arbitrators shall apply California law to the merits of dispute or claim, without reference to rules of conflicts of law. Executive and the Company hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

     (c) Costs and Fees of Arbitration. Executive shall pay the initial arbitration filing (not to exceed $200), and the Company shall pay the remaining costs and expenses of such arbitration (unless Executive requests that each party pay one-half of the costs and expenses of such arbitration or unless otherwise required by law). Unless otherwise required by law or pursuant to an award by the arbitrator, the Company and Executive shall each pay separately its counsel fees and expenses. Notwithstanding the foregoing, the arbitrator may, but need not, award the prevailing party in any dispute its or her legal fees and expenses.

16.  No Oral Modification, Cancellation or Discharge.  This Agreement may only
     -----------------------------------------------
be amended, canceled or discharged in writing signed by Executive and the Company's General Counsel, the Chairman of the Company (provided Executive is not Chairman) or a member of the Compensation Committee.

17.  Survivorship.  The respective rights and obligations of Company and
     ------------
Executive hereunder shall survive any termination of Executive upon her employment to the extent necessary to the intended preservation of such rights and obligations.

18.  Beneficiaries.  Executive shall be entitled, to the extent permitted under
     -------------
any applicable law, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder upon her death by giving the Company written notice thereof. If Executive dies, severance then due or other amounts due hereunder shall be paid to her designated beneficiary or beneficiaries or, if none are designated or none survive Executive, her estate.

19.  Withholding.  The Company shall be entitled to withhold, or cause to be
     -----------
withheld, any amount of federal, state, city or other withholding taxes required by law with respect to payments made to Executive in connection with her employment hereunder.

20.  Governing Law.  This Agreement shall be governed by the laws of the State
     -------------
of California, without reference to rules of conflicts of law.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement:

                              HEWLETT-PACKARD COMPANY


                              /s/Lewis E. Platt
                              -------------------------
                              Lewis E. Platt


                              EXECUTIVE


                              /s/Carleton S. Fiorina
                              -------------------------
                              Carleton S. Fiorina

                              Address:
                              _________________________
                              _________________________

                                   EXHIBIT A
                                   ---------

                          RELEASE OF CLAIMS AGREEMENT

     This Release of Claims Agreement ("Agreement") is made by and between Hewlett-Packard Company (the "Company") and ________________________ ("Executive").

     WHEREAS, ________________________ was employed by the Company;

     WHEREAS, the Company and Executive have entered into an Employment Agreement effective as of __________, 1999 (the "Employment Agreement").

     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as "the Parties") hereby agree as follows:

     1.   Termination.   Executive's employment from the Company terminated on
          -----------
________________.

     2.   Consideration.  Subject to and in consideration of Executive's release
          -------------
of claims as provided herein, the Company has agreed to pay Executive certain benefits as set forth in the Employment Agreement.

     3.   Payment of Salary.  Executive acknowledges and represents that the
          -----------------
Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive, except ___________________________.

     4.   Release of Claims.  Executive agrees that the foregoing consideration
          ------------------
represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of herself, and her respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, Executives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted and legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown suspected or unsuspected, that she may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

          (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state of federal law:

          (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

          (e) any and all claims for violation of the federal, or any state, constitution;

          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (g)  any and all claims for attorneys' fees and costs.

Executive agrees that the release set forth in this section shall be remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations under the Employment Agreement that survive termination of Executive's employment with the Company or any obligations incurred under this Agreement.

Notwithstanding the foregoing, this Release shall not cover Executive's rights to payments and benefits under Section 4(c) of the Employment Agreement, Executive's rights under Section 4(e), 6.9 or 15 of the Employment Agreement, Executive's rights to indemnification under the By-laws or Certificate of Incorporation of the Company or any other rights to indemnification or Executive's rights with regard to any equity granted or under any benefit plan.

     5.   Acknowledgement of Waiver of Claims under ADEA. Executive acknowledges
          ----------------------------------------------
that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that she has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has at least
                         -----
twenty-one (21) days within which to consider this Agreement; (c) she has seven
(7) days following the executing of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the General Counsel at Hewlett-Packard Company, 3000 Hanover Street,

Palo Alto, California 94304, by close of business on the seventh day from the date that Executive signs this Agreement.

     6.   Civil Code Section 1542.  Executive represents that she is not aware
          -----------------------
of any claims against the Company other than the claims that are released by this Agreement. Executive acknowledges that she has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
          CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER
          MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR.

     Executive, being aware of said code section, agrees to expressly waive any rights she may have thereunder, as well as under any other statute or common law principles of similar effect.

     7.   No Pending or Future Lawsuits.  Executive represents that she has no
          -----------------------------
lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein with regard to matters released hereunder.

     8.   Costs.  The Parties shall each bear their own costs, expert fees,
          -----
attorneys' fees and other fees incurred in connection with this Agreement.

     9.   Authority.  Executive represents and warrants that she has the
          ---------
capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement.

     10.  No Representations.  Executive represents that she has had the
          ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     11.  Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     12.  Entire Agreement.  This Agreement and the Employment Agreement and
          ----------------
the agreements and plans referenced therein represent the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersede and replace and all prior agreements and understandings concerning Executive's relationship with the Company and her compensation by the Company. This Agreement may only be amended in writing signed by Executive and an executive officer of the Company.

     13.  Governing Law.  This Agreement shall be governed by the internal
          -------------
substantive laws, but not the choice of law rules, of the State of California.

     14.  Effective Date. This Agreement is effective eight (8) days after it
          --------------
has been signed by both Parties.

     15.  Counterparts.  This Agreement may be executed in counterparts, and
          ------------
each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     16.  Voluntary Execution of Agreement.  This Agreement is executed
          --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a)  They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of the Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                        HEWLETT-PACKARD COMPANY


Dated: _________, _____                 By ______________________________



                                        ____________________, an individual



Dated: _________, _____                 _________________________________